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                                                                    EXHIBIT 10.5

                              Licensing Agreement

                                    between

F.Hoffmann-La Roche Ltd, Grenzacherstrasse 124, CH-4070 Basel, Switzerland ("Roche Basel")

                                      and

Syntex (U.S.A.) Inc., a Delaware corporation, through its Roche Bioscience division, 3401 Hillview Avenue, Palo Alto, California 94304, USA ("Roche Bioscience"), both, Roche Basel and Roche Bioscience jointly called ("Roche")

                                on the one hand

                                      and

Pozen Inc., 6330 Quadrangle Drive, Suite 240, Chapel Hill, NC 27514, USA
("Pozen")

                               on the other hand

Whereas, Roche has certain patent rights (Roche Patents, as defined below) and know how (Roche Know-how, as defined below) covering *****, a 5-HT2B receptor antagonist being evaluated by Roche for the prophylactic treatment of migraine

Whereas, Pozen desires to be granted an exclusive license with the right to sublicense to ***** and any pharmaceutical dosage form that includes ***** under the Roche Patents and Roche Know-how in the Field throughout the Territory;

Whereas, Roche is willing to grant Pozen such license rights;

Now, therefore, in consideration of the foregoing recitals and the mutual covenants, benefits and obligations set forth herein, Pozen and Roche agree as follows:


     1.    Definitions

     1.1. "Accounting Period" means a calendar half-year commencing on January 1 and July 1, respectively.

     1.2. "Adjusted Gross Sales" means the gross sales of Products to Third Parties less deductions for returns (including withdrawals and recalls), rebates (price reductions, including Medicaid, performance based and similar types of rebates e.g. chargebacks), volume (quantity) discounts granted at the time of invoicing, sales taxes and other taxes directly linked and included in the gross sales amount. Where


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        (i)    a Product is sold together with other goods (a "combined
               transaction") with or without a separate price for the Product;
               or

        (ii) the consideration for a Product shall include any non-cash element; or

        (iii) a Product is transferred in any manner other than as an invoiced sale,

       the Adjusted Gross Sales applicable to the quantity of such Product in any such transaction shall be deemed to be the average Adjusted Gross Sales for such quantity of such Product for all transactions of Product other than those in (i), (ii) or (iii) made at the time of such transaction in the country in which the transaction occurred.

       In the case of Roche or a Roche licensee, Adjusted Gross Sales of the Product will be as computed in the central Roche sales statistics for the countries concerned or a Roche licensee's comparable measure of sales, as applicable. In the case of Pozen, Adjusted Gross Sales of the Product will be based on the sales statistics of Pozen and its sublicensees.

1.3.   "Affiliated Company" means

       a) an organization more than fifty percent (50%) of the voting stock of which is owned and/or controlled directly or indirectly by either party to this Agreement;

       b) an organization which directly or indirectly owns and/or controls fifty percent (50%) or more of the voting stock of either party of this Agreement; or


       c) an organization which is directly or indirectly under common control with either party to this Agreement through common share holdings.


       The term "Affiliated Company" in connection with Roche shall not include Genentech Inc., 1 DNA Way, South San Francisco, CA 94080, USA, unless Genentech meets the above definition of an Affiliated Company and Roche opts for such inclusion by written notice to Pozen.

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     1.4.  "Agreement" means the present agreement together with all amendments, appendices and schedules.

     1.5. "Compound" means a 5-HT2B receptor antagonist having the chemical name ***** and further identified with the internal Roche number ***** including its salts, isomers, metabolites and hydrates.

     1.6. "Development Costs" means the direct and indirect costs incurred by Pozen in any country in the Territory after the Effective Date in order to obtain marketing approval in a country in the Territory that are specifically attributable to the development of Products and are consistent with activities as set out in the Development Plan. Development Costs include Direct Costs and Indirect Costs incurred to obtain the authorization to manufacture, formulate, fill, ship and/or sell a Product in commercial quantities in the Territory and include but are not limited to costs of: (i) studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Product, whether conducted internally or by individual investigators or consultants;
           (ii) manufacturing process development and scale up, (iii) qualification lots; (iv) preparing, submitting, reviewing or developing data or information necessary for the purpose of submission to the FDA in order to obtain and/or maintain approval of a Product in the Territory; (v) data management; (vi) statistical designs and studies; (vii) document preparation and other administration expenses associated with the clinical testing program.

           Development Costs shall not include patent costs, pricing costs, reimbursement costs, pre-registration marketing costs (e.g. trademark costs, advertising agency selection costs, pre-marketing studies), post-registration clinical and marketing studies (except for Phase IV Studies required for registration) that are not conducted as part of the Development Plan.

           In determining Development Costs, Pozen will use its applicable project cost system with the purpose of tracking costs as much as possible on a product indication-by-product indication basis.

           Pozen shall maintain, and cause the Third Parties acting for its account to maintain, books of account and complete and accurate records pertaining to the Development Costs in sufficient detail to permit Roche to confirm the correct calculation of Development Costs.

     1.7. "Development Plan" means the development plan which is attached hereto as Appendix A and is hereby made a part of this Agreement.

     1.8. "Development Program" means all normal and customary activities undertaken following the Effective Date by or on behalf of Pozen or Roche, independently or jointly, as the case may be, that are reasonably undertaken to assure for the timely development of the Compound and/or Products.

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     1.9.   "Direct Costs" means the direct costs of developing or manufacturing
            Products, including, but not limited to: (i) direct labor (including fringe benefits), (ii) direct materials (excluding any drug substance or other materials supplied by Roche free of charge for use in manufacturing Products), (iii) direct Product testing costs, and (iv) Third Party contract costs undertaken to develop, test, or manufacture Products.

     1.10. "Drug Substance" means the pure Compound in a powder or other physical form, agreed by Roche and Pozen ready for making any type of galenical formulation.

     1.11.  "Effective Date" means  September , 1999.

     1.12. "FDA" means the United States Food and Drug Administration or an equivalent regulatory agency for countries outside of the United States.

     1.13. "Field" means human medicinal use (other than diagnostic use) for any indication other than ***** provided, however, that Field shall include the ***** indications beginning on July 1, 2002.

     1.14. "First Commercial Sale" means the first sale to a Third Party for use or consumption of a Product in a country after any required pre-marketing approval and, where applicable, pricing approval has been granted by the appropriate regulatory authorities of such country; provided, however, that no non-commercial sale or sale to an academic or not-for-profit organization for research purposes only shall be deemed a First Commercial Sale.

     1.15. "Indirect Costs" means the indirect costs of developing or manufacturing Products, including, but not limited to: items treated as "overhead" which are allocated to development or manufacturing activities based on a space-occupied, headcount or other activity based accounting method and shall specifically include costs of items such as (a) indirect labor and materials, (b) occupancy, (c) payroll and purchasing functions, (d) information systems, (e) depreciation of property, plant and equipment to the extent (and only to the extent that) they are used in and allocable to the development or manufacturing process. Indirect Costs shall not include start-up and validation costs or idle or excess capacity charges, and shall not ***** percent (***** %) of the fully burdened Development Cost or Manufacturing Cost, as the case may be.

     1.16. "IND" means Investigational New Drug application, the compilation of clinical and non-clinical data, including all amendments and additions, as described in Title 21,United States Code of Federal Regulations section 312.3 (21 C.F.R. ' 312.3) or comparable definitions in other countries, by which a party may conduct human studies of therapeutic compounds.

     1.17.  "Major Countries" means USA, France, Germany, Italy and the UK.


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     1.18.  "Manufacturing Cost" shall mean the fully burdened manufacturing costs of Products shipped for clinical or commercial use and determined in accordance with generally accepted accounting principles as consistently applied by Pozen and shall include the Direct Costs and Indirect Costs, including royalties payable by Pozen to Third Parties relating to the manufacturing, formulation, and filling of the Product, for manufacturing or contracting for each stage of the manufacturing process of the Product shipped. Manufacturing Cost shall not include any costs associated with i) process development, assay development, scale-up, qualification lots and regulatory costs related to the manufacturing of the Product which shall be considered as Development Costs, ii) royalties payable by Pozen to Third Parties relating to the use or sale (but not the manufacturing, formulation, or filling) of the Product, or Products that have expired through the fault of Pozen.

     1.19. "NDA" means a new drug or product license application filed with the FDA or any successor agency thereto to obtain marketing authorization in the USA, or the equivalent application in any other country or group of countries or jurisdiction other than the USA to obtain marketing authorization in or for that country or within that group of countries or for that jurisdiction.

     1.20. "Net Sales" means Adjusted Gross Sales less a lump sum deduction of ***** percent (**%) of Adjusted Gross Sales for those sales-related adjustments that are not accounted for on a product-by-product basis (e.g. outward freights, transportation insurance, packing materials for dispatch of goods, custom duties, discounts granted later than at the time of invoicing, cash discounts and other direct expenses. If a Product is sold as a pharmaceutical preparation containing the Compound and one or more other pharmaceutically active agents ("Combination Product"), the Parties shall negotiate an appropriate royalty adjustment to reflect the relative significance of the Compound compared to the other pharmaceutically active agent(s).

     1.21. "Phase II" means that portion of the clinical development program which provides for continued trials of a product on patients to establish dose ranging and first indication of efficacy of a product for the desired claims and indications, as more closely defined by the rules and regulations of the FDA and corresponding rules and regulations of other countries.

     1.22. "Phase III" means that portion of the clinical development program which provides for the continued trials of a product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired claims and indications, as more closely defined by the rules and regulations of the FDA and corresponding rules and regulations of other countries.

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     1.23.  "Pozen Know-how" means any information and data concerning the manufacture of Compound and Products and the chemical, physical, pharmaceutical, toxicological, pre-clinical and clinical attributes of Compound and Product thereof elaborated by Pozen during the term of this Agreement. Pozen Know-how shall not include Roche Know-how.

     1.24.  "Pozen Patents" means


            a) any patents, including applications for patents, owned or controlled by Pozen or which Pozen otherwise has the right to grant licenses under, relating to the Compound (including Products), the manufacture thereof, or the use thereof in the Field whether existing as of the Effective Date or arising thereafter;

            b)  all patents arising from said applications;

            c) any additions, divisions, continuations, continuations-in-part, amendments, amalgamations, reissues and re-examinations of such applications or patents;

            d) any confirmation, importation and registration patents thereof or therefore; and

            e) any extensions and renewals of all such patents and patent applications, including supplementary protection certificates based on such patents or patent applications and administrative rights, e.g., so-called pipeline protection, in whatever legal form and by whatever legal title they are granted.

     1.25. "Product" means any pharmaceutical preparation that contains or includes the Compound as an active ingredient.

     1.26. "Product Option" means the exclusive option, as specifically set out in Article 2.2, for Roche to re-acquire all of the rights granted to Pozen under Article 2.1 below, as well as any data, documentation, Pozen Know-how, as defined in Article 1.22 and any additional intellectual property including but not limited to Pozen Patents, generated, owned or controlled by Pozen to the extent specifically related to Compound or a Product.


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     1.27.  "Reasonable Efforts" means efforts at the level which a reasonably prudent pharmaceutical company would use in the development, registration and commercialization of a substantially equivalent product stemming from such company's own research. In the event that the original Development Plan for the migraine prophylaxis indication is delayed for more than ***** (**) months, such delay shall be deemed to demonstrate a prima facie lack of Reasonable Efforts by Pozen to develop Product for the indication, unless such delay is due to (i) circumstances outside the control of Pozen (but not circumstances related to Pozen's financial condition or changes in corporate strategy), or

            (ii) Pozen's good faith efforts to substantially enhance the commercial value of Product through additional work directed to enhance presentations or formulations, additional registration-oriented clinical trials, or the like.

            In the context of commercial marketing of a Product by a party, Reasonable Efforts shall mean such marketing activities and business practices that are intended to maximize the financial return from sales of Product to the extent consistent with activities and practices employed on substantially equivalent drug products being marketed by the party at the same stage of the marketing life cycle.

     1.28. "Roche Know-how" means any information and data concerning the manufacture of Compound and Products and the chemical, physical, pharmaceutical, toxicological, pre-clinical and clinical attributes of Compound in the possession of Roche on the Effective Date. Roche Know-how shall not include Pozen Know-how.

     1.29.  "Roche Patents" means

            a) any patents, including applications for patents, owned or controlled by Roche or which Roche otherwise has the right to grant licenses under, relating to the Compound (including Products), the manufacture thereof, or the use thereof in the Field whether existing as of the Effective Date or arising thereafter, including but not limited to, the patents listed in Appendix B to this Agreement (which Roche shall update from time to time, at the request of Pozen) which is attached hereto and is made a part hereof;

            b)  all patents arising from said applications;

            c) any additions, divisions, continuations, continuations-in-part, amendments, amalgamations, reissues and re-examinations of such applications or patents;

            d) any confirmation, importation and registration patents thereof or therefore; and


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            e)  any extensions and renewals of all such patents and patent applications, including supplementary protection certificates based on such patents or patent applications and administrative rights, e.g., so-called pipeline protection, in whatever legal form and by whatever legal title they are granted.

     1.30.  "Territory" means all countries of the world.

     1.31. "Third Party" means any person or legal entity other than Roche, Pozen, or an Affiliated Company of Roche or Pozen.

     1.32. "USA" means the United States of America including Puerto Rico and its other territories and possessions.

     1.33. "Valid Claim" means a claim of any issued and unexpired patent that has not been disclaimed, revoked or held unpatentable, invalid or unenforceable by an unappealable final decision of a court or other governmental agency of competent jurisdiction.

     2.      Scope of Agreement

     2.1.    License to Pozen

             2.1.1. Roche hereby grants to Pozen a royalty-bearing exclusive license to make, have made, use, sell, offer for sale and import Compound and Product under the Roche Patents and Roche Know-how in the Field throughout the Territory. Following the expiration of Roche's Product Option, but not before, the license to Pozen shall include the right to sublicense. Pozen shall notify Roche of the identity of any sublicensee and the territorial extent of the sublicense within thirty (30) days from the date of any sublicense agreement. Nothing contained in this Agreement shall be construed to convey any rights or proprietary interest in Compound or Product to either party except as expressly provided for in this Agreement.

             2.1.2. Roche will provide to Pozen, at no additional charge to Pozen, all Drug Substance that is available to Roche on the Effective Date on an as-is basis as further specified in
                     Article 6 and Appendix C. Roche warrants that the drug substance provided by Roche will meet the manufacturing control specifications set out in Roche's INDs for the Compound so as to permit use by Pozen in its clinical trials.

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          2.1.3.  Pozen, either by itself or through agreements with Third
                  Parties, provided such Third Parties are performing services on behalf of Pozen (e.g. Contract Research Organizations), shall undertake Reasonable Efforts, at no cost to Roche (but subject to Art. 3.2.1(b) and 3.2.2 credits to be allowed to Pozen), to develop, register and market Compound for use in the Field in at least each of the Major Countries in accordance with the Development Plan. The Development Plan includes a trial in which ***** which trial is designed to be completed at the beginning of the Phase III Product Option period (described below) to provide Roche with ***** data. Any modifications to the Development Plan which are material will require the written notification to Roche, including but not limited to, any delays in the Development Plan of ****** months or increases in the Development Plan of ******percent (**%) or more beyond the original estimated costs. Pozen will inform Roche, in writing, on the results of its development and registration activities at least every six months.

                  Roche shall have no obligation to perform any work (e.g. research, development or manufacturing work), with the exception of that work described in Article 6 below, for Pozen. Should Pozen wish to have Roche perform certain work hereunder, it shall be in the sole discretion of Roche to decide whether such work will be performed by Roche. If Roche agrees to perform such work, Roche shall provide Pozen with a cost estimate and Pozen shall decide in writing whether to accept the estimated costs under the specified payment terms prior to the performance of any work. Each party shall appoint a designee as contact person with the other party.

          2.1.4. Pozen and its permitted licensees shall have the right to manufacture or have manufactured the Compound and Products and shall undertake such manufacture as required to meet Pozen's obligations under the Development Plan.

          2.1.5. Pozen and its permitted licensees shall have the right to commercialize Products under its own trademark or under trademarks owned by Pozen licensees if Roche does not exercise its Product Option.

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          2.1.6.  If Roche does not exercise its Product Option, and neither
                  Pozen nor a Pozen permitted licensee commences development of a Product (i.e. doses a patient enrolled in a clinical trial) in ***** within one year following the delivery to Roche of the report required by Article 2.2.1(b), all rights granted by Roche to Pozen under this Agreement shall be terminable by Roche with respect to ******. Such termination with respect to ***** shall take effect if, after receipt of written notice of such termination from Roche, Pozen fails within ninety (90) days from the date of such notice to commence development of a Product (i.e. dose a patient enrolled in a clinical trial) in ***** under a written development plan provided by Pozen to Roche.

     2.2. Product Option of Roche

                  2.2.1. Roche may exercise the Product Option with respect to Compound only during two discrete periods by providing written notice to Pozen as follows:

                  a) a one-time Phase II exercise: within ninety (90) days after delivery to Roche by Pozen of a summary report providing all material information relating to safety and efficacy of Phase II trials, on the Compound, including access (including, to the extent available, electronic access in a format compatible with Roche's internal systems) to all available preclinical and clinical data upon which the summary report is based; or

                  b) a one-time Phase III exercise: within ninety (90) days after delivery to Roche by Pozen of a summary report providing all material information relating to safety and efficacy of a pivotal Phase III efficacy trial on Compound including access (including, to the extent available, electronic access in a format compatible with Roche's internal systems) to all available preclinical and clinical data upon which the summary report is based, provided that the exercise period may be extended, if necessary, to expire no fewer than sixty (60) days after delivery to Roche by Pozen of a further summary report providing all material information relating to safety and efficacy of a ***** trial on Compound including access to all available preclinical and clinical data upon which the summary report for such ***** trial is based.

                  If at the time of issuing the summary report for such pivotal Phase III clinical trial Pozen is conducting clinical trials for any other indications, then Pozen shall provide to Roche comparable access to any then-available preclinical and clinical data for such other indications.



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          2.2.2.  In accordance with the Development Plan, Pozen will complete
                  ***** trials of Compound for the ****** indication prior to initiation of clinical trials for any other indication. In accordance with the Development Plan, Pozen's ***** trial of Compound will be for the ***** indication, unless Pozen has made a determination, in light of Pozen's assessment of the commercial potential for Compound as a human medicine, to accelerate development of Compound for such other indication such that Pozen's ****** clinical trial for Compound relates to such non-migraine prophylaxis indication; provided, however, that Pozen continues to pursue clinical development for the migraine prophylaxis indication, i.e., the Development Plan has not been amended as provided in Art. 2.3.2.

          2.2.3. Where Pozen is allowed to first conduct a ***** trial for a ****** indication, Roche shall have its one-time ******Product Option with respect to clinical trials relating to such ****** indication.

          2.2.4. If Roche exercises the Product Option, Pozen will, within sixty (60) days of such exercise, (i) provide to Roche full copies of all data and documentation related to the Product and its manufacture, and (ii) deliver to Roche control of all Drug Substance, intermediates and finished Product then in Pozen's possession, free of additional charge.

          2.2.5. In the event of Phase II exercise, Pozen will transfer to Roche or its designee, free of additional charge, any and all regulatory applications and approvals relating to Products. In the event of Phase III exercise, Pozen shall be responsible for any and all regulatory applications and approvals relating to Products which shall subsequently be transferred to Roche. Roche shall reimburse the reasonable costs incurred by Pozen in order to transfer all regulatory applications and approvals. These costs will include both Direct Costs and Indirect Costs and fees and expenses for external services and agencies. Roche and Pozen will agree on these costs.

          2.2.6. Roche may, at its election, request that one or more Roche employees conduct one or more visits to Pozen and its manufacturers, at reasonable times and for reasonable durations, during Product Option exercise period(s), at which visit(s) Pozen will provide Roche access to all available data related to the Development Program.

          2.2.7.  If Roche exercises its Product Option,

                  a)   the rights and obligations of Pozen set forth in Article
                       2.1.1 above shall terminate;

                  b) Roche shall have the right to commercialize Compound and/or Products under its own trademark;

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                  c)   The parties shall use all Reasonable Efforts to assure a
                       smooth and orderly transition of all ongoing activities to Roche;

                  d) Pozen shall exclusively license to Roche in the Field any Pozen Patents and/or other intellectual property to the extent related to Compound or Products.

                  e) Roche shall use Reasonable Efforts to develop, register and market Compound in the Field at its own cost in at least the Major Countries; and

                  f) Roche shall further use all Reasonable Efforts to launch any Product within ***** of NDA approval for such Product in any Major Country and Japan.


     2.3.  Indications Other Than

           2.3.1. The Development Plan foresees that Pozen will develop the Product for the indication of *****. However, if Pozen wishes to carry out any early stage research and development in the Field in order to verify that a development program for the Product for an indication other than ***** would be worthwhile Pozen may do so. Such early stage research and development shall be at no cost and expense to Roche, subject to the remaining provisions of this Agreement.

           2.3.2. If following such early stage research and development Pozen wishes to carry out drug development activities on Compound for any such other indication(s) in the Field it shall so notify Roche and shall submit to Roche a proposed plan for development of Product for such other indication(s) together with details of Pozen's budgeted Development Costs. Pozen shall be permitted to carry out development of Product for such other indication(s). If Pozen proposes, and Roche consents in writing, Pozen shall be entitled to amend the Development Plan to delete the *** indication and substitute therefor one of such other indications for which Pozen agrees to proceed to develop in Phase III.

           2.3.3. Notwithstanding any other provision of this Agreement, Pozen shall not commence any research or development on Compound, nor shall Pozen allow any Third Party to undertake such work, related to ****** prior to July 1, 2002.

     3.    Financial conditions

     3.1.  Upfront payment to Roche

           Within thirty (30) days from the Effective Date, Pozen shall make to Roche a one-time non-refundable, and non-creditable payment of one million dollars (US$ 1,000,000).

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     3.2.  Milestone payments to Roche

           3.2.1. Subject to Article 2.2.2, in consideration of the license granted by Roche to Pozen, Pozen will pay to Roche the following:

                   a)   a royalty of **** percent (**%) on Pozen's Net Sales;
                   and

                   b)   ****** percent (**%) of

                        i) all payments (e.g. downpayments, milestone payments or royalties) owed Pozen by sublicensees minus

                        ii) Pozen's actual incurred and paid Development Cost.

          3.2.2. Royalties shall be calculated on a country by country basis and shall be paid with respect to Net Sales until (i) the last date on which the making, having made, using, selling, offering for sale or importing of Product in the given country would, but for the rights granted hereunder, infringe a Valid Claim of a Roche Patent, or (ii) ten (10) years after First Commercial Sale of the Product, whichever is longer.

                  Where Pozen has taken a credit under Article 3.2.1b) against all payments owed by sublicensees, for Pozen's Development Costs incurred as of the date of such payment, the total of all Development Costs shall be reduced by the amount of the credit taken and such reduced amount shall be deemed the remaining incurred Development Costs for the purposes of taking further credits under this Article.

          3.2.3. With regard to royalties due on Net Sales in the USA with respect to a Product, if expiration of the Roche Patents that, absent rights thereunder, would be infringed by the manufacture or use of the Product in the USA takes place prior to the tenth anniversary of the First Commercial Sale in the USA of the Product, the royalty rate in the USA applicable to the Product shall be reduced to **** percent (****) of Net Sales. Reduction of the royalty rate shall begin from the date of expiration of such Roche Patents and continue for the remainder of the period of ten years after the First Commercial Sale of the first Product in the USA.

    3.3.  Payments to Pozen if Roche exercises its Product Option

          3.3.1. If Roche exercises its Product Option in Phase II, the following non-refundable, non-creditable payments shall be due by Roche:

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               a)  upon exercise, a one-time payment of **** dollars (US$ ****);

               b) upon the first NDA approval of the Product in a Major Country, a one time payment of ***** dollars (US$ ****); and

               c)  a royalty of **** percent (****%) on Net Sales.

       3.3.2. If Roche exercises the Product Option in Phase III, the following non-refundable, non-creditable payments shall be due by Roche:

               a)  upon exercise, a one-time payment of **** dollars (US$ ****);

               b) upon the first NDA approval of the Product in a Major Country, a one-time payment of **** dollars (US$ ****); and

               c)  a royalty of **** percent (****%) on Net Sales.

       3.3.3. Royalties shall be calculated on a country by country basis and shall be paid with respect to Net Sales until (i) the last date on which the making, having made, using, selling, offering for sale or importing of Product in the given country would, but for the rights granted hereunder, infringe a Valid Claim of a Roche Patent or a Pozen Patent, or (ii) ten (10) years after First Commercial Sale of the Product, whichever is longer.

       3.3.4. With regard to royalties due on Net Sales in the USA with respect to a Product, if expiration of the Roche Patents and the Pozen Patents that, absent rights thereunder, would be infringed by the manufacture or use of the Product in the USA takes place prior to the tenth anniversary of the First Commercial Sale in the USA of the Product, the royalty rate in the USA applicable to the Product shall be reduced as follows: a) if Roche exercises its Product Option in Phase II, the royalty rate shall be reduced to **** percent (*%) of Net Sales and b) if Roche exercises its Product Option in Phase III, the royalty rate shall be reduced to **** percent (*%) of Net Sales. Reduction of the royalty rate shall begin from the date of expiration of such Roche Patents and continue for the remainder of the period of ten years after the First Commercial Sale of the first Product in the USA.

           3.3.5. If Roche exercises its Product Option, any royalty payable for Compound or Product to any Third Party shall be paid by Roche (with the exception of royalties related to manufacturing, formulation, and filling of Product where Product is manufactured by Pozen for Roche, which royalties shall be paid by Pozen), provided that **** percent (**%) of any such Third Party royalty for Compound or Product may be offset against any royalty due to Pozen hereunder in a given country in a calendar year, but in no event shall such reduction exceed **** percent (*%) of Net Sales in such country during such calendar year. If Roche does not exercise its Product Option, any royalty payable for Compound or for a Product to any Third Party shall be paid by Pozen, provided that **** percent (**%) of any such Third Party royalty for Compound or Product may be offset against any royalty due to Roche hereunder in a given country in a calendar year.


     3.4.  Payment terms

           3.4.1. All payments shall be made in United States dollars (US$). Downpayments, milestone payments, and other payments with a set due date for payment upon the occurrence of an act (e.g., the date of a regulatory approval) shall be made within thirty (30) days after they become due. Royalties on Net Sales shall be paid semi-annually within ninety (90) days after the end of each Accounting Period.

           3.4.2. Whenever for the purpose of calculating royalties, conversion from any foreign currency shall be required, such conversion shall be made as follows: when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into United States dollars, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System or some other source agreed upon in writing by the parties for any particular country.

           3.4.3. With each payment, the Royalty Paying Party (RPP) shall deliver to the Royalty Receiving Party (RRP) a full and accurate accounting for the applicable Accounting Period. Each accounting shall include at least the following information for each Product subject to royalty sold by the RPP, its Affiliated Companies and licensees:

                   a) by country, the total monthly Adjusted Gross Sales, in local currency, the applicable rate of exchange into U.S. dollars, and the total monthly Adjusted Gross Sales converted into United States Dollars;

                   b) the total theoretical amount payable to the RRP before any royalty reduction or deduction;

                   c) any royalty reduction under Articles 3.2.3 and 3.3.4, if applicable;

                   d)  any royalty offsets under Article 3.3.5, if applicable.

           3.4.4. All amounts owed under this Agreement shall be paid net of all applicable taxes, fees, and other charges excluding only taxes on a party's income. In particular, any tax required to be withheld by the RPP under the laws of any country for the account of the RRP (withholding taxes), shall be promptly paid by the RPP for and on behalf of the RRP to the appropriate governmental authority, and the RPP shall furnish the RRP with proof of payment of such tax. Any such tax actually paid on behalf of the RRP shall be deducted from royalty payments due the RRP or promptly reimbursed to the RPP if no further payments are due the RRP. The RPP shall use reasonable efforts to assist the RRP in minimizing the withholding taxes applicable to any payment made by the RPP and in claiming tax refund at RRP's request.

           3.4.5. If the fee reports and credits are not received as agreed to above, the RPP shall pay to the RRP interest charges on the outstanding payment at the then prevailing U.S. prime lending rate (as quoted in the Wall Street Journal or comparable financial publication as of the due date of such payment) plus two percent (2%) provided that in no event shall such rate exceed the maximum legal interest rate. Interest shall be calculated from the date that payment was due until actually received by the RRP.

     3.5.  Audit

           3.5.1. At the RRP's expense, RRP has the right to engage RPP's independent public accountant to perform, on behalf of RRP, an audit, conducted in accordance with generally accepted auditing standards in the USA, of such books and records of RPP that are deemed necessary by RPP's independent public accountants to report on Net Sales of the Product and Development Costs for the Accounting Period or Accounting Periods requested by RRP.

                   Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time, upon at least 30 (thirty) working days' prior written notice, and shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with RPP's normal business activities.

                   All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this Agreement, shall be treated as the RPP's confidential information subject to the obligations of this Agreement and need be retained no more than nor more than five (5) years from the end of the calendar year to which each shall pertain.

           3.5.2. If such audit discloses an underpayment of more than **** percent (*%) from the amount of royalties due, the RPP shall bear the reasonable fees and expenses in connection with such audit. Any sums found to be owing to either party as a result of the inspection shall be settled within thirty (30) days from receipt of the auditors' report, together with interest charges at the then prevailing U.S. prime lending rate (as quoted in the Wall Street Journal or comparable financial publication as of the due date of such payment) plus **** percent (*%) provided that in no event shall such rate exceed the maximum legal interest rate. Interest shall be calculated from the date the underpayment occurred until actually received by the RRP. Further, if any audit discloses an underpayment of more than **** percent (**), the RRP shall have the right at RRP's expense to audit the books and records of the RPP for all Accounting Periods during which Net Sales were made subject to the record retention limitations contained in Article 3.5.1.

     3.6.  Prohibited rates of Royalty

           If rates of royalties provided for herein are prohibited by law or regulation in any country where a Product is sold, the parties shall meet and agree on an adjustment to the royalty rates under Articles
           3.2 or 3.3 on the basis of the highest rate permitted in that country for a license of the type herein granted, provided that such rate is less than the highest rate applicable under Article 3.2 or 3.3.

     3.7.  Audit of sublicensing agreement and royalty payments

           If Pozen sublicenses a Product to a Third Party or provides contracts with a Third Party to develop a Product or the Compound, Roche has the right to perform and Pozen shall include in any such Third Party contract that Roche has the right to perform, an audit, to the same extent that such sublicensing agreement would provide that Pozen would have such a right to audit, of the sublicensing agreement and royalty payments between Pozen and the Third Party with a view to verifying Pozen's payment obligations to Roche under Article 3.2.1. At Roche's option, such an audit shall be performed in a similar fashion as described in Article 3.5.

    3.8.  Cost of material

          If Roche exercises its Product Option, Roche may require Pozen to assign to Roche any Third Party manufacturing contracts under which, absent Roche's option exercise, the Third Party would have supplied to Pozen all or a part of Pozen's requirements for Compound and for a Product. If Pozen itself has developed capabilities for manufacturing all or part of its anticipated requirements of Compound or of the Product, then Roche, upon exercise of its Phase III Product Option, may require Pozen to provide Compound and Product to Roche (i) for a reasonable period of time to allow Roche to obtain alternative manufacturing capability, but not more than three (3) years after Roche's first launch of a Product in a Major Country, and (ii) to the extent of Pozen's then available capacity for manufacturing Compound or the Product, provided that in no event will Pozen be required to increase its then available capacity to meet Roche supply requirements.

          Pozen shall provide Product to Roche at ***** percent (**%) of Pozen's Standard Manufacturing Cost for Product, such Standard Manufacturing Cost to be determined by Pozen on an annual basis. Such Standard Manufacturing Cost for Product will consider yields, success factors (failures) and other pertinent data. In any case, yield losses and failures which go beyond what was reasonably expected and included in the calculation of the standard cost shall remain the sole costs of Pozen.

          Pozen, at its own expense, agrees to instruct its independent accounting firm to verify to Roche the reasonableness of Pozen's determination of its Standard Manufacturing Cost. Notwithstanding the preceding, if after reviewing the information received from Pozen, Roche believes that an additional audit is appropriate to deal with an apparent unreasonableness, Roche shall have the right, by any independent public accountant or audit specialty firm reasonably acceptable to Pozen, employed by Roche and at Roche's own expense, to interview knowledgeable employees of Pozen and to examine and make notes of pertinent books and records of Pozen in order to deal with that unreasonableness. Pozen shall not unreasonably withhold acceptance of an independent certified public accountant appointed by Roche. In the event that Pozen's Standard Manufacturing Costs must be adjusted downward in order to be reasonable, such adjustments shall be settled within thirty (30) days from the determination that the Standard Manufacturing Costs were not reasonable. If Pozen's Standard Manufacturing Costs must be adjusted downward based in part on the results of the additional audit by Roche in an amount of more than ***** percent (**%) from the original Standard Manufacturing Cost, then Pozen shall bear the reasonable fees and expenses in connection with such audit.

     4.   Patent prosecution
          ------------------

     4.1. Roche shall have the sole responsibility for the filing, prosecution and maintenance of the Roche Patents. Roche agrees to assign, at Pozen's cost, the Roche Patents to Pozen, should it no longer be interested in prosecuting or maintaining them and should Pozen ask for such an assignment. Roche shall notify Pozen in writing not less than ninety (90) days prior to ceasing the prosecution or maintenance of any Roche Patent.

     4.2. Pozen shall have the sole responsibility for the filing, prosecution and maintenance of the Pozen Patents. Pozen agrees to assign, at Roche's cost, the Pozen Patents to Roche, should it no longer be interested in prosecuting or maintaining them and should Roche ask for such an assignment. Pozen shall notify Roche in writing not less than ninety (90) days prior to ceasing the prosecution or maintenance of any Pozen Patent.

     4.3. Pozen shall notify Roche in writing of any infringement in the Field and Territory known to Pozen of the Roche Patents and shall provide Roche with all available evidence of such infringement. Roche shall have the right, but not the obligation, to bring at Roche's sole expense and in its sole control an appropriate action against any person or entity infringing the Roche Patents with regard to the Compound and Product in the Field and Territory. If Roche does not bring such action within ninety (90) days of written notification thereof by Pozen, Pozen shall have the right, but not the obligation, to bring such appropriate action at Pozen's sole expense and control except that Pozen may not settle the action or otherwise consent to an adverse judgment in such action that adversely affects the rights or interests of Roche, including issues of patent validity of Roche Patents, without the prior written consent of Roche. Where Pozen exercises its right to bring an action as provided in this Article, Roche agrees to join in such action whenever Roche would be a necessary party to the action. The party not bringing an action shall be entitled to separate representation in such action by counsel of its own choice and at its own expense, but such party shall fully cooperate with the party bringing such action and shall in this case be considered a participating party. All monies recovered upon the final judgment or settlement of any such action to enforce the Roche Patents shall be divided, after reimbursement of the reasonable expenses (including attorney's fees) of each participating party according to the relative monetary damage that they have incurred as a result of the infringement.

    4.4. Roche shall notify Pozen in writing of any infringement in the Field and Territory known to Roche of the Pozen Patents and shall provide Pozen with all available evidence of such infringement. Pozen shall have the right, but not the obligation, to bring at Pozen's sole expense and in its sole control an appropriate action against any person or entity infringing the Pozen Patents with regard to the Compound and Product in the Field and Territory. If Pozen does not bring such action within ninety (90) days of written notification thereof by Roche, Roche shall have the right, but not the obligation, to bring such appropriate action at Roche's sole expense and control except that Roche may not settle the action or otherwise consent to an adverse judgment in such action that adversely affects the rights or interests of Pozen, including issues of patent validity of Pozen Patents, without the prior written consent of Pozen. Where Roche exercises its right to bring an action as provided in this Article, Pozen agrees to join in such action whenever Pozen would be a necessary party to the action. The party not bringing an action shall be entitled to separate representation in such action by counsel of its own choice and at its own expense, but such party shall fully cooperate with the party bringing such action and shall in this case be considered a participating party. All monies recovered upon the final judgment or settlement of any such action to enforce the Pozen Patents shall be divided, after reimbursement of the reasonable expenses (including attorney's fees) of each participating party according to the relative monetary damage that they have incurred as a result of the infringement.

     5.   Secrecy obligations
          -------------------

     5.1. Both Pozen and Roche agree to keep in strict confidence all information and data received from the other party under the terms of this Agreement ("Confidential Information") and not disclose it to any Third Party. The parties agree to make use of Confidential Information only in connection with its rights and obligations under this Agreement. The secrecy obligations shall not apply to the extent that such information and data must be submitted to local authorities for the purpose of registering the Product. In addition, the secrecy obligations shall not apply to the extent that such information and data:

          a) must be submitted to a governmental authority in compliance with a requirement of law; provided that the non-disclosing party is given notice sufficient to enable such party to limit or oppose such disclosure,

          b) were known by the recipient party at the date of disclosure as demonstrated by written record, or

          c) are public knowledge at the time of disclosure to the recipient party, or

          d) become public knowledge at a later date without any fault of the recipient party, or

          e) are independently developed by the recipient party without access to the confidential information of the disclosing party.

     5.2 Confidential Information shall only be disclosed to permitted sublicensees and Third Parties performing work on behalf of Pozen and shall agree to be bound by the same obligations of confidentiality to which Pozen is bound pursuant to this Agreement.

     6.   Transfer of material and data
          -----------------------------

     6.1. After the Effective Date to the extent Roche is not contractually prohibited from doing so, Roche will provide Pozen with the Roche Know-how not in Pozen's possession at the Effective Date. In particular, within the time periods set out in Appendix D after the Effective Date, Roche shall (i) provide to Pozen full copies of all data and documentation related to the Compound and its manufacture including without limitation analytical methods and (ii) deliver to Pozen all Drug Substance as described in Appendix C which is not needed for clinical manufacturing (not to exceed ** kg), in accordance with Article 6.2 below, together with quality control data, then in Roche's possession. For a period of one hundred and twenty (120) daysfollowing the Effective Date (the "Technology Transfer Period"), Roche shall additionally make available for consultation to Pozen, on a reasonable basis, Roche personnel with knowledge of the Compound, including knowledge of Compound non-clinical and clinical properties and manufacturing know-how. Such consultation shall not exceed a total of four man-weeks (but not more than three (3) man-weeks for manufacturing).

     6.2. Roche shall not later than ninety (90) days following the Effective Date, provide Pozen with the lesser of (i) amounts of Compound and Drug Substance necessary for clinical studies and the technical development and (ii) the amounts available at Roche at the Effective Date. Roche may retain samples of Compound or Product provided to Pozen for its own records. As part of its obligation to provide available Compound and Product to Pozen, Roche shall take all reasonable steps required to recrystallize for use in clinical studies all Drug Substance available to Roche as of the Effective Date.

     6.3. Pozen will assume all responsibility for clinical manufacturing, clinical packaging, quality control on finished product, stability testing, storage and distribution of all Product and Compound provided by Roche in accordance with Article 6.2 and all other Product and Compound.

     6.4. Roche shall use Reasonable Efforts and shall undertake all necessary actions to have Pozen made the sponsor of record for the IND and otherwise transfer to Pozen any and all regulatory applications and approvals relating to the Compound or to Products as soon as practicable.

     7.    Term and Termination
           --------------------

     7.1.  The Agreement shall enter into force on the Effective Date.

     7.2. The royalty provisions and other payment obligations hereunder shall survive any termination of the Agreement.

     7.3. Until Roche has exercised the Product Option, Pozen may terminate the Agreement at any time without cause on one-hundred-and-eighty (180) days prior written notice. After Roche has exercised the Product Option, Pozen may only terminate this Agreement in accordance with Articles 7.5 and 7.6.

     In the event of termination under this Article 7.3 prior to completion of the Development Program by Pozen, Roche shall have the right to acquire or reacquire from Pozen any regulatory filings or data relating to Compound or Products; provided, however, that Roche shall reimburse Pozen for its Development Costs from the date of Pozen's notification of termination until the first to occur of (i) any subsequent notification to Pozen by Roche that Roche elects not to further develop a Product; (ii) any notification to Pozen by Roche that Roche elects to proceed with Compound or Product development and will assume responsibility for all of Pozen's ongoing Product development activities and expenses; or (iii) the conclusion of the 180 day notice period.

     7.4. After Roche has exercised the Product Option, Roche may terminate its development and commercialization activities for Compound at any time on one-hundred-and-eighty (180) days prior written notice to Pozen. In such case and upon request of Pozen (to be provided within the one-hundred-and-eighty (180) days termination period) all rights and obligations existing prior to Roche's exercising its Product Option (including the license grant to Pozen and the obligation by Pozen to pay milestone payments and royalties) shall apply again and the term Roche Know-how shall be amended to include all know-how resulting from Roche's development activities hereunder at that time. If Roche has assumed Pozen's manufacturing contract(s) with a Third Party pursuant to Article 3.8, Roche shall be solely responsible for its obligations under such contract unless otherwise agreed by Pozen for a period of **** (**) years.

    7.5. Either party may terminate this Agreement with immediate effect if the other party does not cure a material breach of any of its obligations within ninety (90) days written notice of the non-breaching party. In the event of termination for cause, any vested rights of the terminating party, including license rights or options rights granted to the terminating party by the breaching party, shall survive termination.

          If Roche materially breaches any of its obligations under this Agreement during the first thirty (30) days following the Effective Date and Pozen decides to terminate this Agreement in accordance with the provisions of this Article 7.5, Roche shall return to Pozen all payments Roche received from Pozen under Article 3.1.

    7.6. Either party may terminate this Agreement with immediate effect if the other party files for protection from creditors under the bankruptcy laws of any jurisdiction, or is dissolved, liquidated or bankrupt, provided that each party's financial obligations to the other party will survive termination under this Article 7.6.

    7.7. In case of a termination of this Agreement for cause under Article 7.5 all rights granted to the non-terminating party shall revert to the terminating party and any trademarks related to a Product will revert to the terminating party. In addition, if the Agreement is terminated by Pozen in accordance with Article 7.3 or by Roche in accordance with Articles 7.5 and 7.6, Roche shall have rights with respect to Pozen Know-how and Pozen Patents to the same extent as though Roche had exercised its Product Option under Article 2.2.

    7.8. In case of termination under circumstances where one party or the other has the right to acquire or reacquire rights from the other party, both parties shall use all Reasonable Efforts to assure a smooth and orderly transition of all ongoing activities (e.g. know-how, registrations).

    7.9. Articles 3, 4, 5, 8, 9, 10 and 11 shall survive any termination of this Agreement.

   8.    Miscellaneous Provisions

   8.1. This Agreement, including the attachments and schedules, constitutes the full agreement of the parties with respect to the subject matter of this Agreement, and incorporates any prior discussions between them with respect to such subject matter. This Agreement, including the attachments hereto, shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by duly authorized officers of the parties.

   8.2. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given in person, delivered by a nationally recognized overnight delivery service, sent by certified mail or by telefax whose receipt is confirmed by confirming telefax. The notice shall be addressed to each party as follows:

         F.Hoffmann-La Roche Ltd
         Grenzacherstrasse 124
         CH-4070 Basel, Switzerland
         Attention:  Corporate Law

         and

         Syntex (U.S.A.) Inc.
         3401 Hillview Avenue
         Palo Alto, California  94304
         Attention:  Legal Services Division
         and

         Pozen Inc.
         Suite 240
         6330 Quadrangle Drive
         Chapel Hill, NC 27514, USA
         Attention:  President

         or to such other address as the addressee shall have last furnished in writing in accordance with this provision to the addressor.

   8.3. This Agreement shall be assignable by Roche without the prior written consent of Pozen. This Agreement shall be assignable by Pozen with the prior written consent of Roche, which consent shall not be unreasonably withheld. Pozen may assign this Agreement to an Affiliated Company of Pozen without the prior written consent of Roche or to a successor entity in the event of a merger or sale of all or substantially all of Pozen's assets. In the event of any assignment to a successor entity by Pozen, the assignee must expressly confirm in writing its acceptance of all the obligations that, in the absence of the assignment, would have been borne by Pozen, including the obligations of Pozen to exercise Reasonable Efforts as provided in this Agreement.

   8.4. If any provision of this Agreement is held to be invalid, such invalidity shall not affect the validity of the remaining provisions.

   8.5. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

   9.    Publicity

         Any publication or press release made by a party hereto regarding the existence or the content of this Agreement as well as all matters related to the collaboration shall require the prior written approval of the other party, which approval shall not be unreasonably withheld. However, either party may, for the purpose of securing corporate financing (through equity, debt or otherwise) provide non-financial information concerning the Agreement in a required disclosure document, to the extent material to the party's financing efforts.

   10.   Governing law and arbitration

   10.1. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York.

   10.2. Any dispute, controversy, or claims arising under, out of or relating to this Agreement, its valid conclusion, binding effect, interpretation performance, breach or termination, including tort claims, shall be referred to and finally determined by arbitration in accordance with the Rules of Arbitration of the American Arbitration Association as in force at the time when initiating the arbitration. The arbitration tribunal shall consist of three arbitrators. The place of arbitration shall be New York City. The language to be used in the arbitration proceedings shall be English.

   10.3. The obligations of either party hereunder (except for monetary obligations) shall be excused during such period of time that such obligations cannot be carried out because of Acts of God and other events beyond the reasonable control of such party.

   11.   Representations, Warranties and Covenants

   11.1. All parties hereby represent and warrant that such party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

   11.2. All parties hereby represent and warrant that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

   11.3. All parties hereby represent and warrant that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms and further that the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

   11.4. No party makes any representation or warranty with respect to the safety or usefulness of any Compound or Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF VALIDITY, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

   11.5. Each Party ("Indemnifying Party") hereby agrees to save, defend and hold the other party and its officers, directors, employees, consultants and agents ("Indemnified Party") harmless from and against any and all liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses") incurred as a result of Third Party suits, claims, actions, or demands of personal injury or death resulting from the manufacture, development, use, handling, storage, sale or other disposition of Products by the Indemnifying Party, its Affiliated Companies or sublicensees except to the extent such Losses result from the gross negligence or willful misconduct of the Indemnified Party. If a Party seeks indemnification under this Article, it shall inform the Indemnifying Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

         Pozen hereby agrees to save, defend and hold Roche and its officers, directors, employees, consultants and agents harmless from and against any and all liabilities, expenses and losses, including reasonable legal expense and attorneys' fees incurred as a result of Third Party suits, claims, actions, or demands related to misappropriation by Pozen of any know-how or infringement by Pozen of any patent claiming the use of Compound for *****. Further, in the event Pozen is found to be in breach of Pozen's limitations contained in this Agreement regarding the use of Compound for ******, then the foregoing indemnification shall apply to any breach of contract claims brought against Roche to the extent based entirely on actions by Pozen that are in breach of limitations contained in this Agreement regarding the use of Compound for *****.

  11.6. Except with respect to Roche Patents and Roche Know-how relating to any use of Compound or Product for *****, for which Roche makes no representations or warranties and expressly excludes any implied representations and warranties, Roche hereby represents and warrants to Pozen that to the best of Roche's actual knowledge as of the Effective Date:

         a) each of the Roche Patents set out in Appendix B is valid and in full force and effect.

         b) Roche owns, or has the right to use pursuant to valid and effective agreements, all the Roche Patents and Roche Know-how, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such rights.

         c) No litigation or claims are pending against Roche by any person with respect to the ownership or the use of any of the Roche Patents or Roche Know-how or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by Roche of the Roche Patents and Roche Know-how does not infringe upon or violate any patent, copyright, trademark, trade secret or other intellectual property rights of any Third Party.

         d) No Roche Patent has been or is currently the subject of an interference proceeding before the U.S. Patent Office.

         e) No person or entity is presently selling or marketing a product which is covered by the Roche Patents, and the Roche Patents have not been challenged, infringed or threatened in any way.

         f) All Roche Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees), and there is nothing known to Roche that would render the Roche Patents invalid or unenforceable.

         g) Roche has not licensed any of the Roche Patents or Know-how to any Third Party, and no Third Party shall continue to have any right to use any of the Roche Patents or Know-how following the Effective Date.

         h) Roche has provided to Pozen or will provide to Pozen the information set out in Appendix D during the Technology Transfer Period.

     ______________________________________

Basel, ................................, 1999    F.Hoffmann-La Roche Ltd


_________________________________


Palo Alto, ............................, 1999    Syntex (U.S.A) Inc.


_________________________________


Chapel Hill, .........................., 1999    Pozen Inc.


_________________________________



Appendix A  Pozen Development Plan

Appendix B  Roche Patents

Appendix C  Characterization and Availability of Drug Substance

Appendix D  Items Required by Pozen for Technology Transfer

Appendix A
Pozen Development Plan

"Month 0" shall commence at the start of recrystallization of drug substance. In the event that Pozen does not commence manufacture of drug substance into Product prior to October 31,1999, then the start of Month 0 shall be delayed by the period of delay in the commencement of such manufacture beyond October 31, 1999, provided, however, that in no event shall Month 0 commence later than sixty (60) days after shipment of the recrystallized drug substance to Pozen by Roche.

Appendix B

Roche Patents of



Patent applications filed abroad, which include *****, are based on the US priorities of Serial Nos. 60-018218/96 and 60-040377/97 filed on May 23, 1996 and March 10, 1997. These applications have been applied for in the following countries:

------------------------------------------------------------------------------------------------------------------
Country                   Appl.dt.          Appl.no.          Grant dt           Patent no.            expiry
------------------------------------------------------------------------------------------------------------------
Argentina                   22.05.1997         970102176                                                22.05.2017
------------------------------------------------------------------------------------------------------------------
Australia                   14.05.1997          28978/97                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Brazil                      14.05.1997       PI9709599.0                                                14.05.2012
------------------------------------------------------------------------------------------------------------------
Canada                      14.05.1997           2255705                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Chile                       22.05.1997            970/97
------------------------------------------------------------------------------------------------------------------
China                       14.05.1997        97196018.6                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Colombia                    22.05.1997          97028097                                                22.05.2017
------------------------------------------------------------------------------------------------------------------
Croatia                     20.05.1997          P970275A                                                20.05.2017
------------------------------------------------------------------------------------------------------------------
Czech                       14.05.1997        PV 3803/98
------------------------------------------------------------------------------------------------------------------
Ecuador                     22.05.1997           2134/97                                                22.05.2017
------------------------------------------------------------------------------------------------------------------
Europe                      14.05.1997        97923071.1                                                14.05.2017
(17 countries)
------------------------------------------------------------------------------------------------------------------
Hong Kong
------------------------------------------------------------------------------------------------------------------
Hungary                     14.05.1997          42345/98                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
India                       14.05.1997       1014/MAS/97                                                14.05.2004
------------------------------------------------------------------------------------------------------------------
Indonesia                   23.05.1997          P-971727                                                23.05.2012
------------------------------------------------------------------------------------------------------------------
Israel                      14.05.1997            127056                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Japan                       14.05.1997         09-541482
------------------------------------------------------------------------------------------------------------------
Malaysia                    20.05.1997        PI 9702204
------------------------------------------------------------------------------------------------------------------
Mexico                      14.05.1997            989650
------------------------------------------------------------------------------------------------------------------
Morocco                     21.05.1997             24630                                                21.05.2017
------------------------------------------------------------------------------------------------------------------
New Zealand                 14.05.1997            332802                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Nigeria                     16.05.1997            144/97        30.06.1997  RP 12776                    16.05.2017
------------------------------------------------------------------------------------------------------------------
Norway                      14.05.1997          19985392                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Pakistan                    16.05.1997            324/97                                                16.05.2013
------------------------------------------------------------------------------------------------------------------
Peru                        20.05.1997            393/97                                  98-685        20.05.2017
------------------------------------------------------------------------------------------------------------------
Philippines                 21.05.1997             56514
------------------------------------------------------------------------------------------------------------------
Poland                      14.05.1997  P-330069                                                        14.05.2017
------------------------------------------------------------------------------------------------------------------
Russia                      14.05.1997          98123001                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
Saudi Arabia                01.07.1997          97180191
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
Singapore                   14.05.1997         9805760.7
------------------------------------------------------------------------------------------------------------------
South Africa                16.05.1997           4281/97        28.01.1998               97/4281        16.05.2017
------------------------------------------------------------------------------------------------------------------
South Korea                 14.05.1997        EP97/02454
------------------------------------------------------------------------------------------------------------------
Taiwan                      09.05.1997          86106209                                                09.05.2017
------------------------------------------------------------------------------------------------------------------
Thailand                    12.05.1997             37272                                                12.05.2017
------------------------------------------------------------------------------------------------------------------
Turkey                      14.05.1997          98/02391                                                14.05.2017
------------------------------------------------------------------------------------------------------------------
USA                         23.05.1996      60-018218/96                                                23.05.1997
                            priority
------------------------------------------------------------------------------------------------------------------
USA                         10.03.1997      60-040377/97                                                10.03.1998
                            priority
------------------------------------------------------------------------------------------------------------------
USA                         20.05.1997         858964/97                                                20.05.2017
------------------------------------------------------------------------------------------------------------------
USA                         03.11.1997         08/963390
                            priority
------------------------------------------------------------------------------------------------------------------
USA                         21.11.1997         08/976418
                            priority
------------------------------------------------------------------------------------------------------------------
Uruguay                     22.05.1997             24560
------------------------------------------------------------------------------------------------------------------
Venezuela                   22.05.1997            935/97                                                22.05.2017
------------------------------------------------------------------------------------------------------------------
Yugoslavia                  14.05.1997  P-532/98                                                        14.05.2017
------------------------------------------------------------------------------------------------------------------

Appendix C

Characterization and Availability of Drug Substance and Product


Active Pharmaceutical Ingredient





Chemical Name

 . The production of ***** involves ***** synthetic steps and has been scaled-up to the 200 gallon (27 kg) level.

 . All existing clinical trials materials, including matching *****, unless such existing clinical trials materials have expired in which case this amount will only include the non-expired clinical trials materials.

 . Approximately *** kg of drug substance from 2 batches (*** kg for human use and *** kg for animal use).

 . An additional ***** kg of drug substance to be made available in accordance with Article 6.2.

 .  Validated analytical methods for drug substance.

Appendix D

Items Required by Pozen for Technology Transfer

A. Items to be delivered to Pozen within seven (7) business days from the Effective Date:

 .  Current IND as it exists on the Effective Date for the indication *****.
 .  Current IND as it exists on the Effective Date for the indication *****.
 .  Any and all correspondence between Roche and the FDA or other regulatory authorities relating to Compound or Product.
 . Complete batch records relating to the manufacture of Compound and Product. . Analytical methods and validation reports for Drug Substance and Product.
 .  Stability data for Drug Substance (all lots) and Product (in all packaging configurations).
 .  The 'pre-formulation book.'

B. Items to be delivered to Pozen within thirty (30) days from the Effective
   Date:

 .  Formulation development report with animal data included.
 . Drug metabolism package (preclinical metabolism and analytical procedures & validation).